Exhibit 5.1

November 24, 2023

Universal Corporation

9201 Forest Hill Avenue

Richmond, Virginia 23235

Universal Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Universal Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of (i) senior debt securities of the Company (“Senior Debt Securities”), (ii) subordinated debt securities of the Company (“Subordinated Debt Securities” and collectively, with the Senior Debt Securities, the “Debt Securities”), (iii) shares of the Company’s preferred stock, without par value (“Preferred Stock”), (iv) shares of the Company’s common stock, without par value (“Common Stock”), (v) warrants to purchase Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (the “Warrants”), (vi) contracts to purchase from or sell to the Company shares of Preferred Stock or shares of Common Stock (“Stock Purchase Contracts”) and (vii) units consisting of any combination of Debt Securities, shares of Preferred Stock, shares of Common Stock, Warrants or Stock Purchase Contracts (“Units”). The Debt Securities, shares of Preferred Stock, shares of Common Stock, Warrants, Stock Purchase Contracts and Units are collectively referred to herein as the “Securities.” This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We understand that the Securities, which are described in the Registration Statement, will be issued as follows:

(a) Any Senior Debt Securities will be issued pursuant to an indenture, dated as of February 1, 1991 (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (the “Trustee”).

(b) Any Subordinated Debt Securities will be issued pursuant to one or more indentures (each, a “Subordinated Indenture” and collectively with the Senior Indenture, an “Indenture”) between the Company and a commercial bank to be selected by the Company, as trustee. Any indenture, and any supplemental indenture or officers’ certificate thereto, pursuant to which any Debt Securities may be issued is referred to herein as an “Indenture.”

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(c) Any shares of Preferred Stock will be issued pursuant to articles of amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and any shares of Common Stock will be issued pursuant to the Articles of Incorporation.

(d) Any Warrants will be designated by the Company at the time of the offering and will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) entered into between the Company and the warrant agent to be named therein.

(e) Any Stock Purchase Contracts will be issued pursuant to one or more stock purchase agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and a counterparty to be named therein.

(f) Any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent to be named therein.

As used herein, the applicable Indenture, the Warrant Agreement, the Stock Purchase Contract Agreement and the Unit Agreement are referred to, collectively, as the “Subject Documents.”

The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b) the Prospectus.

In addition, we have examined and relied upon the following:

(i) a certificate from the Company’s Corporate Secretary certifying as to (A) true and correct copies of the Company’s Amended and Restated Articles of Incorporation and the Company’s Amended and Restated Bylaws (the “Organizational Documents”), and (B) the resolutions of the Company’s Board of Directors authorizing, among other things, the filing of the Registration Statement by the Company;

(ii) a certificate dated November 24, 2023 issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), attesting to the corporate status of the Company in the Commonwealth of Virginia (the “Corporate Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the Commonwealth of Virginia and the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents are genuine. All individuals who have signed or will sign the Subject Documents have the legal capacity to execute such Subject Documents.

(d) Organizational Status, Power and Authority of Certain Parties. All parties to the Subject Documents (other than any individual) (i) are or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof, and (ii) have or will have, as of the date the Subject Documents are executed and delivered, the power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

(e) Authorization, Execution and Delivery of Subject Documents by Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumptions are made as to the Company as of the date hereof.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company as of the date hereof.

(g) Form and Governing Law of Certain Documents. Each supplemental indenture or officers’ certificate will be consistent with the form required by an Indenture. Each other Subject Document, the form of which is filed as an exhibit to the Registration Statement, will be consistent with such form. The applicable Indenture, the Warrant Agreement, the Stock Purchase Contract Agreement and the Unit Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as to the Subject Documents as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(j) Registration; Trust Indenture Act. The Registration Statement shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the applicable Indenture shall be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents except for, in the case of the terms of the applicable Indenture, any supplemental indentures or officers’ certificates thereto.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the Commonwealth of Virginia and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Securities.

3. Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) the Company’s Board of Directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve (“Authorizing Resolutions”) the issuance of such Debt Securities, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions and the applicable Indenture, (c) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

4. Preferred Stock. With respect to any shares of Preferred Stock of any series, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (g) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Virginia have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

5. Common Stock. With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, (b) the terms for the issuance and sale of the Common Stock have been established in conformity with the applicable Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth of Virginia have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

6. Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Warrants, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

7. Stock Purchase Contracts. With respect to any Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and sale of the Stock Purchase Contracts, (b) the terms of such Stock Purchase Contracts have been established in conformity with the applicable Authorizing Resolutions, (c) such Stock Purchase Contracts have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Stock Purchase Contracts have been authenticated or countersigned in accordance with the provisions of the Stock Purchase Contract, such Stock Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

8. Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Units, (b) the terms of such Units and for their issuance and sale have been established in conformity with the applicable Authorizing Resolutions, (c) such Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Units have been authenticated or countersigned in accordance with the provisions of the Unit Agreement, such Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of New York, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern the applicable Indenture, the Warrant Agreement, the Stock Purchase Contract or the Unit Agreement)).

(c) Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents that require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(f) Currency Conversion. We advise you that, as of the date of this opinion letter, a judgment for money in an action based on a Debt Security or an applicable Indenture denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in the United States only in United States dollars. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations that are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP